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                            JOINT FILER INFORMATION



Name:       LXB Investments Limited

Address:    Walker House,
            Mary Street
            George Town,
            Grand Cayman
            Cayman Islands

            c/o Herengracht 483
            1017 BT, Amsterdam
            The Netherlands

Designated Filer: The Lillian Trust

Issuer & Ticker Symbol: Balanced Care Corporation - BAL

Statement of Month/Year:  September 2000

Signature:              /s/ J.B. UNSWORTH
                  -------------------------------
                          By: Director

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                             JOINT FILER INFORMATION


Name:       The Monument Trust Company Limited

Address:    P.O. Box 236
            Canada Court
            St. Peter Port
            Guernsey, Channel Islands
            GY1 4LE

Designated Filer:        The Lillian Trust

Issuer & Ticker Symbol:  Balanced Care Corporation - BAL

Statement of Month/Year: September 2000

Signature:                           /s/ S.R. HENNING
                         -----------------------------------------------------
                                     By: The Monument Trust Company
                                         Limited as Trustee of the
                                         Lillian Trust




                                                                          4 of 5

                             JOINT FILER INFORMATION




Name:          IPC Advisors S.A.R.L.

Address:       28 rue Jean Baptiste Fresez
               L-1542 Luxembourg

Designated Filer:    The Lillian Trust

Issuer & Ticker Symbol: Balanced Care Corporation - BAL

Statement of Month/Year:  September 2000

Signature:              /s/ J.B. UNSWORTH
                  ------------------------------
                          By: Manager


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